Exhibit 99.1
June 18, 2007 Reston, VA
Stanley-Martin Communities, LLC (‘STANMA’)
Stanley-Martin Communities, LLC announced Michael I. Roman has resigned as the Company’s Chief Financial Officer
Stanley-Martin Communities, LLC announced today that on June 13, 2007 Michael I. Roman resigned as the Company’s Chief Financial Officer to pursue other career opportunities and business interests. Such resignation shall be effective as of June 29, 2007. He played a leading role in successfully creating the Company's capital structure. Steven B. Alloy, President and Chief Executive Officer, will be acting as interim Chief Financial Officer while the Company seeks a replacement.